Exhibit 10.6

APPDYNAMICS, INC.

DIRECTOR AGREEMENT

This DIRECTOR AGREEMENT, dated as of April 20, 2011 (this “Agreement”), is made and entered into by and between AppDynamics, Inc., a Delaware corporation (the “Company”), and Dev Ittycheria (the “Director”).

For good and valuable consideration, the Company and the Director agree as follows:

1. The Company hereby engages the Director to serve as a member of the Company’s Board of Directors (the “Board”), upon the terms and subject to the conditions set forth in this Agreement, and Director accepts said engagement upon said terms and subject to said conditions.

2. The term of this Agreement shall be for four (4) years commencing as of the date of this Agreement, and, unless earlier terminated as provided herein, shall be automatically renewed for successive one (1) year terms thereafter until terminated as provided herein.

3. Either party may terminate this Agreement at any time and for any reason, with or without cause, by delivering not less than fifteen (15) days’ prior written notice of termination to the other party. In the event of termination of this Agreement, the Director shall receive all consideration earned through the date of such termination, if any.

4. The Director will perform his or her duties and obligations under this Agreement with good faith and integrity.

5. The Director shall serve as a member of the Company’s Board of Directors.

6. Director is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, workers’ compensation insurance. Director agrees to defend, indemnify and hold harmless the Company from any and all claims, actions, causes of action, damages, losses, liabilities, obligations, costs and expenses, including, without limitation, attorneys’ fees, arising out of any failure or alleged failure by Director to satisfy any such obligations.

7. It will be recommended to the Company’s Board of Directors following the date of this agreement that Director receive a nonstatutory stock option grant entitling Director to purchase up to 324,500 shares of the Company’s common stock (the “Option”), at an exercise price equal to the fair market value of the Company’s common stock on the date of grant as determined in good faith by the Company’s Board of Directors. Such Option shall vest in forty-eight (48) equal monthly installments as Director continues service on the Board, and shall be subject to full “single trigger” vesting acceleration upon a change of control of the Company. The Option shall be subject to the terms and conditions of the Company’s 2008 Stock Plan, as amended and a stock option agreement between you and the Company.

8. Except for the Option described in Section 7, Director shall not be entitled to any other compensation or consideration pursuant to this Agreement or otherwise in connection with Director’s engagement to serve as a member of the Company’s Board or Director’s duties or obligations relating thereto, including, without limitation, travel time.

9.  (a) Director acknowledges that the Company and its parent, subsidiaries and affiliates own Proprietary Information that is important to their respective businesses. “Proprietary Information” is information that was developed, established, created or discovered by or for the Company or any of its parent, subsidiaries or affiliates, or which became known by, or was acquired by or assigned or conveyed to the Company or any of its parent, subsidiaries or affiliates, or which has commercial value in the business of the Company or any of its parent, subsidiaries or affiliates. Proprietary Information includes, but is not limited to, trade secrets, proprietary or confidential information, technical data or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, developments, inventions, processes, formulas, technology, designs, drawings, surveys, plans, engineering, marketing, distribution and sales methods and systems, sales and profit figures, financial, accounting and other business information and plans, computer programs, computer software and source codes, schematics, ideas, techniques, inventions (whether patentable or not), the salaries, expertise, names and terms of compensation of employees and other consultants, and other information concerning the actual or anticipated business, research or development of the Company or any of its parent, subsidiaries or affiliates, or which is received in confidence by or for the Company or any of its parent, subsidiaries or affiliates from any other person.

(b) Director understands that the Company and its parent, subsidiaries or affiliates possess Company Documents which are important to their respective businesses. “Company Documents” are documents or other media that contain Proprietary Information or any other information concerning the business, operations, investments or plans of the Company or any of its parent, subsidiaries or affiliates, whether such documents have been prepared by Director or by others. “Company Documents” include, but are not limited to, blueprints, drawings, plans, surveys, photographs, charts, graphs, notebooks, customer lists, computer disks, tapes, records, data or printouts, sound recordings, video tapes and cassettes, digital tapes and other media, agreements, contracts, instruments, memoranda, correspondence, e-mail, and other printed, typewritten, handwritten, computer or electronic documents or other media.

(c) Notwithstanding the provisions of this Agreement, Proprietary Information shall not include any information that (i) is or becomes generally available to the public other than a result of disclosure by the Director, (ii) was within the Director’s possession prior to it being furnished to the Director by or on the behalf of the Company provided that to the Director’s knowledge after due investigation reasonable under the circumstances the source of such information is not bound by a confidentiality agreement with or other confidentiality obligation to the Company or any other party with respect to such information or (iii) becomes available to the Director on a non-confidential basis from a source other than the Company provided that to the Director’s knowledge after due investigation reasonable under the circumstances the source of such information is not bound by a confidentiality agreement with or other confidentiality obligation to the Company or any other party with respect to such information.

(d) Director shall not disclose any Proprietary Information or Company Documents, directly or indirectly, to any other person or use them in any way, either during the term of this Agreement or thereafter, except as is required in the performance of his or her duties and obligations for the Company. At all times, both during the term of this Agreement and thereafter, Director will keep in confidence and trust and will not use or disclose any Proprietary Information or Company Documents or anything relating to the Proprietary Information or the Company Documents without the prior written consent of the Chief Executive Officer or President of the Company, except as may be necessary in the ordinary course of performing Director’s duties and obligations for the Company.

(e) All Proprietary Information and Company Documents and all patents, copyrights and other rights relating thereto shall be the sole property of the Company. Director assigns to the Company any rights Director may have or acquire in such Proprietary Information or Property Documents.

(f) Director agrees to not remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required to do in connection with performing Director’s duties and obligations for the Company. Director further agrees that, immediately upon the termination of this Agreement for any reason, or during the term of this Agreement if so requested by the Company, Director will return all Company Documents, apparatus, equipment and other physical property, or any reproduction of such property.

(g) During the term of this Agreement, Director agrees that all inventions which Director makes, conceives, reduces to practice, develops, establishes or contributes to and which (i) relate to the business of the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (ii) result from tasks assigned to the Director by the Company or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company shall be assigned to the Company. The Director hereby assigns such inventions to the Company.

(h) Director agrees to perform, during the term of this Agreement and for two (2) years thereafter, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in obtaining, maintaining, defending and enforcing patents, copyrights or other rights on such inventions and improvements in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Director hereby irrevocably designates and appoint the Company and its duly authorized officers and agents, as Director’s agents and attorneys-in-fact to act and to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Director.

(i) During the term of this Agreement and for one (1) year thereafter, Director agrees not to (i) encourage or solicit (directly or indirectly) any employee or other Director of the Company or any of its parent, subsidiaries or affiliates to leave the Company or any of its parent, subsidiaries or affiliates for any reason (on Director’s own behalf or on behalf of any other entity), or (ii) directly or indirectly, personally or through others, adversely interfere with the Company’s relationship with any person or entity who is, or becomes, a customer of the Company.

(j) Director agrees that during the term of this Agreement, Director will not engage in any employment, occupation, consulting or other business activity directly competitive with or related to the Company’s businesses, and will not assist any other person or organization in competing with the Company or any of its parent, subsidiaries or affiliates or in preparing to engage in competition with such businesses of the Company or any of its parent, subsidiaries or affiliates. Without limiting the foregoing, Director (i) will not cause or attempt to cause (A) any client, customer or supplier of the Company or its parent, subsidiaries or affiliates to terminate or materially reduce its business with the Company or any of its parent, subsidiaries or affiliates or (B) any officer, employee or consultant of the Company or any of its parent, subsidiaries or affiliates to resign or sever a relationship with the Company or any of its parent, subsidiaries or affiliates and (ii) will not participate or engage in or otherwise lend assistance (financial or otherwise) to any person participating or engaged in any of the lines of business in which the Company or any of its parent, subsidiaries or affiliates is participating or engaged in any jurisdiction in which the Company or any of its parent, subsidiaries or affiliates participates or engages in such line of business.

(k) Director represents that his or her performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Director in confidence or in trust. Director has not entered into, and agrees not to enter into, any agreement either written or oral in conflict herewith or in conflict with Director’s engagement with the Company.

(l) Director agrees that the provisions of this Section 9, other than Section 9(j), shall survive the termination of this Agreement, regardless of the reason or reasons for termination, and that the Company is entitled to communicate to other persons or advise other persons of Director’s obligations under this Agreement.

(m) Director agrees that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth in this Section 9. Accordingly, Director agrees that if he or she breaches any of such covenants, in addition to any other rights and remedies available, the Company shall be entitled to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Section 9. Director further agrees that no bond or other security shall be required in obtaining such equitable relief and Director hereby consents to the issuance of such injunction and to the ordering of specific performance.

10. Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the Company at the address set forth on the attached signature page, and to the Director at the address set forth on the attached signature page, but each party hereto may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the date of mailing.

11. This Agreement shall be in all respects governed by and construed and enforced in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to choice of law rules which would otherwise require reference to the laws of some other jurisdiction. The parties hereby consent to the jurisdiction of the courts of the County of San Francisco of the State of California and agree that such courts shall have exclusive jurisdiction over any suit, claim or cause of action arising out of or related to this Agreement.

12. This Agreement and the Exhibit relating hereto set forth the entire agreement and understanding between the Company and Director relating to the subject matter herein and therein and supersede all prior or contemporaneous discussions, agreements and understandings between the Company and Director. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will he effective unless in writing signed by the party to be charged.

13. If any provision of this Agreement is adjudicated to be void, illegal, invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby, and each of such remaining provisions shall be valid and enforceable to the fullest extent permitted by law.

14. If the Director dies prior to receiving final payment pursuant to this Agreement, any sums that may be due them from the Company under this Agreement as of the date of death shall be paid to the Director’s executors, administrators, heirs, personal representatives, successors and assigns.

15. This Agreement may be executed in any number of identical counterparts, all of which taken together shall constitute but one and the same instrument.

16. The Director acknowledges that this Agreement shall be binding upon its heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its parent, subsidiaries, affiliates, successors and assigns.

17. The provisions of Sections 6, 9 (except 9(j)), 10, 11, 12, 13, and 16 shall survive the termination of this Agreement and the termination of the Director’s engagement with the Company.

DIRECTOR REPRESENTS AND WARRANTS TO THE COMPANY THAT HE OR SHE HAS READ THIS AGREEMENT AND ALL EXHIBITS CAREFULLY AND DIRECTOR UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON DIRECTOR WITHOUT RESERVATION. DIRECTOR FURTHER REPRESENTS AND WARRANTS THAT HE OR SHE HAS SIGNED THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY DIRECTOR.

IN WITNESS WHEREOF, the parties hereto have executed this Director Agreement as of the date first above written.

COMPANY: APPDYNAMICS, INC. a Delaware corporation

By:	/s/ Jyoti Bansal
Name: Jyoti Bansal Title: Chief Executive Officer

Address for Notices: 274 Brannan Street, Suite 602 San Francisco, CA 94107

DIRECTOR: Dev Ittycheria

/s/ Dev Ittycheria
Signature